Exhibit 99.1

Contact:	Michael Bauer	Devika Goel
	Senior Director, Investor Relations	Senior Manager, Public Relations
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6754
	mbauer@manh.com	dgoel@manh.com

Manhattan Associates Reports First Quarter Results

RPO Bookings Increased 25% over Prior Year

ATLANTA – April 22, 2025 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $262.8 million for the first quarter ended March 31, 2025. GAAP diluted earnings per share for Q1 2025 was $0.85 compared to $0.86 in Q1 2024. Non-GAAP adjusted diluted earnings per share for Q1 2025 was $1.19 compared to $1.03 in Q1 2024.

“Manhattan is off to a solid start to 2025 and delivered better than expected top and bottom line first quarter results,” said Manhattan Associates president and CEO Eric Clark.

“Since joining Manhattan, I have been impressed by our platform, products, and people. Our unified cloud portfolio offers best-in-class functionality and Manhattan is the only cloud provider named by industry analysts as a leader across the supply chain commerce ecosystem. Our addressable market is large and growing, and we are well positioned for success across a broad set of industries,” Mr. Clark concluded.

FIRST QUARTER 2025 FINANCIAL SUMMARY:

•
Consolidated total revenue was $262.8 million for Q1 2025, compared to $254.6 million for Q1 2024.
o
Cloud subscription revenue was $94.3 million for Q1 2025, compared to $78.0 million for Q1 2024.
o
License revenue was $9.3 million for Q1 2025, compared to $2.8 million for Q1 2024.

o
Services revenue was $121.1 million for Q1 2025, compared to $132.2 million for Q1 2024.
•
GAAP diluted earnings per share was $0.85 for Q1 2025, compared to $0.86 for Q1 2024.

• Adjusted diluted earnings per share, a non-GAAP measure, was $1.19 for Q1 2025, compared to $1.03 for Q1 2024.

• GAAP operating income was $63.2 million for Q1 2025, compared to $57.6 million for Q1 2024.

• Adjusted operating income, a non-GAAP measure, was $91.3 million for Q1 2025, compared to $79.7 million for Q1 2024.

• Cash flow from operations was $75.3 million for Q1 2025, compared to $54.7 million for Q1 2024. Days Sales Outstanding was 72 days at March 31, 2025, compared to 74 days at December 31, 2024.

• Cash totaled $205.9 million at March 31, 2025, compared to $266.2 million at December 31, 2024.

• During the three months ended March 31, 2025, the Company repurchased 539,328 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $100.0 million. In April 2025, our Board of Directors approved replenishing the Company’s remaining share repurchase authority to an aggregate of $100.0 million of our common stock.

2025 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2025:

	Guidance Range - 2025 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$1,060	$1,070	2%	3%

Operating Margin:
GAAP operating margin	22.5%	23.1%
Equity-based compensation	9.8%	9.7%
Unusual health insurance claim(3)	0.4%	0.4%
Restructuring expense(4)	0.3%	0.3%
Adjusted operating margin(1)	33.0%	33.5%

Diluted earnings per share (EPS):
GAAP EPS	$3.06	$3.16	-13%	-10%
Equity-based compensation	1.45	1.45
Excess tax benefit on stock vesting(2)	(0.06)	(0.06)
Unusual health insurance claim(3)	0.05	0.05
Restructuring expense(4)	0.04	0.04
Adjusted EPS(1)	$4.54	$4.64	-4%	-2%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation, expense related to an unusual health insurance claim, restructuring expense, and the related income tax effects, if applicable.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2025.

(3) Adjustment represents expense for an unusual health insurance claim, net of insurance recoveries. Based on the uncommonly large magnitude and nature of the claim, we do not believe that this expense reflects our normal operating activities, and we have excluded the amount from adjusted non-GAAP results.

(4) In January 2025, the Company eliminated about 100 positions to align our services capacity with customer demand, which has been impacted by short-term macro-economic uncertainty. We recorded a pre-tax restructuring expense in the first quarter of 2025 and exclude the amount from adjusted non-GAAP results.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Manhattan Associates will make this earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its first quarter financial results will be held today, April 22, 2025, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The Internet webcast will be available until Manhattan Associates’ second quarter 2025 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three months ended March 31, 2025.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, an expense related to an unusual health insurance claim, and restructuring expense – net of income tax effects, collectively. They also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes from the compensation expense recorded for financial reporting purposes. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a global technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2025 Guidance” and statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including disruption and transformation in the retail sector and our vertical markets; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; global instability, including the wars in Ukraine and the Middle East; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$94,306	$78,027
Software license	9,292	2,810
Maintenance	32,144	34,972
Services	121,127	132,195
Hardware	5,918	6,548
Total revenue	262,787	254,552
Costs and expenses:
Cost of cloud subscriptions, maintenance and services	114,358	118,955
Cost of software license	209	332
Research and development	35,298	35,010
Sales and marketing	21,061	19,929
General and administrative	24,219	21,203
Depreciation and amortization	1,541	1,493
Restructuring expense	2,929	-
Total costs and expenses	199,615	196,922
Operating income	63,172	57,630
Other income, net	1,337	996
Income before income taxes	64,509	58,626
Income tax provision	11,927	4,825
Net income	$52,582	$53,801

Basic earnings per share	$0.86	$0.87
Diluted earnings per share	$0.85	$0.86

Weighted average number of shares:
Basic	60,870	61,625
Diluted	61,527	62,493

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024

Operating income	$63,172	$57,630
Equity-based compensation (a)	28,826	22,095
Unusual health insurance claim (c)	(3,658)	-
Restructuring expense (d)	2,929	-
Adjusted operating income (Non-GAAP)	$91,269	$79,725

Income tax provision	$11,927	$4,825
Equity-based compensation (a)	4,340	3,436
Tax benefit of stock awards vested (b)	3,542	8,157
Unusual health insurance claim (c)	(883)	-
Restructuring expense (d)	707	-
Adjusted income tax provision (Non-GAAP)	$19,633	$16,418

Net income	$52,582	$53,801
Equity-based compensation (a)	24,486	18,659
Tax benefit of stock awards vested (b)	(3,542)	(8,157)
Unusual health insurance claim (c)	(2,775)	-
Restructuring expense (d)	2,222	-
Adjusted net income (Non-GAAP)	$72,973	$64,303

Diluted EPS	$0.85	$0.86
Equity-based compensation (a)	0.40	0.30
Tax benefit of stock awards vested (b)	(0.06)	(0.13)
Unusual health insurance claim (c)	(0.05)	-
Restructuring expense (d)	0.04	-
Adjusted diluted EPS (Non-GAAP)	$1.19	$1.03

Fully diluted shares	61,527	62,493
a)
Adjusted results exclude all equity-based compensation, as detailed below, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly because of Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives.

	Three Months Ended March 31,
	2025	2024

Cost of services	$11,425	$9,289
Research and development	5,958	5,240
Sales and marketing	2,306	1,990
General and administrative	9,137	5,576
Total equity-based compensation	$28,826	$22,095
(b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

(c)
In the fourth quarter of 2024, we recorded $7.0 million of expense for an unusual health insurance claim. During the first quarter of 2025, we received an insurance recovery of $4.7 million for this claim, partially offset by additional ongoing expense for the claim. Based on the uncommonly large magnitude and nature of the claim, we do not believe that this expense reflects our normal operating activities, and we have excluded the amount from adjusted non-GAAP results.
(d)
In January 2025, the Company eliminated about 100 positions to align our services capacity with customer demand, which has been impacted by short-term macro-economic uncertainty. We recorded pre-tax restructuring expense in the first quarter of 2025 of approximately $2.9 million. The expense primarily consists of employee severance and outplacement services. We do not believe that the expense is a common cost that resulted from normal operating activities, and thus we have excluded the amount from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$205,873	$266,230
Accounts receivable, net	210,694	205,475
Prepaid expenses and other current assets	38,768	31,559
Total current assets	455,335	503,264

Property and equipment, net	13,508	13,971
Operating lease right-of-use assets	48,366	47,923
Goodwill, net	62,232	62,226
Deferred income taxes	92,389	94,505
Other assets	36,391	35,662
Total assets	$708,221	$757,551

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,199	$26,615
Accrued compensation and benefits	54,873	72,180
Accrued and other liabilities	25,976	22,275
Deferred revenue	296,583	277,970
Income taxes payable	3,385	1,264
Total current liabilities	405,016	400,304

Operating lease liabilities, long-term	46,999	47,794
Other non-current liabilities	11,111	10,327

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2025 and 2024	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 60,714,813 and 60,921,191 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	607	609
Retained earnings	274,078	329,439
Accumulated other comprehensive loss	(29,590)	(30,922)
Total shareholders' equity	245,095	299,126
Total liabilities and shareholders' equity	$708,221	$757,551

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2025	2024
	(unaudited)	(unaudited)
Operating activities:
Net income	$52,582	$53,801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,541	1,493
Equity-based compensation	28,826	22,095
Gain on disposal of equipment	(98)	(138)
Deferred income taxes	2,133	(3,869)
Unrealized foreign currency loss	781	501
Changes in operating assets and liabilities:
Accounts receivable, net	(3,321)	(25,434)
Other assets	(11,959)	(4,520)
Accounts payable, accrued and other liabilities	(18,807)	(20,809)
Income taxes	6,482	4,594
Deferred revenue	17,100	27,024
Net cash provided by operating activities	75,260	54,738

Investing activities:
Purchase of property and equipment	(891)	(2,321)
Net cash used in investing activities	(891)	(2,321)

Financing activities:
Repurchase of common stock	(136,447)	(113,834)
Net cash used in financing activities	(136,447)	(113,834)

Foreign currency impact on cash	1,721	(1,800)

Net change in cash and cash equivalents	(60,357)	(63,217)
Cash and cash equivalents at beginning of period	266,230	270,741
Cash and cash equivalents at end of period	$205,873	$207,524

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
GAAP Diluted EPS	$0.86	$0.85	$1.03	$0.77	$3.51	$0.85
Adjustments to GAAP:
Equity-based compensation	0.30	0.34	0.33	0.31	1.27	0.40
Tax benefit of stock awards vested	(0.13)	(0.01)	(0.01)	-	(0.15)	(0.06)
Restructuring expense	-	-	-	-	-	0.04
Unusual health insurance claim	-	-	-	0.09	0.09	(0.05)
Adjusted Diluted EPS	$1.03	$1.18	$1.35	$1.17	$4.72	$1.19
Fully Diluted Shares	62,493	62,118	61,948	62,009	62,183	61,527

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue:
Americas	$196,312	$205,955	$205,852	$194,367	$802,486	$194,615
EMEA	46,620	46,918	48,082	48,903	190,523	55,542
APAC	11,620	12,445	12,747	12,531	49,343	12,630
	$254,552	$265,318	$266,681	$255,801	$1,042,352	$262,787

GAAP Operating Income:
Americas	$36,687	$45,300	$49,033	$36,323	$167,343	$33,862
EMEA	15,884	17,195	20,521	18,896	72,496	23,703
APAC	5,059	5,693	5,536	5,469	21,757	5,607
	$57,630	$68,188	$75,090	$60,688	$261,596	$63,172

Adjustments (pre-tax):
Americas:
Equity-based compensation	$22,095	$24,666	$23,853	$22,592	$93,206	$28,826
Unusual health insurance claim	-	-	-	7,002	7,002	(3,658)
Restructuring expense	-	-	-	-	-	2,929
	$22,095	$24,666	$23,853	$29,594	$100,208	$28,097

Adjusted non-GAAP Operating Income:
Americas	$58,782	$69,966	$72,886	$65,917	$267,551	$61,959
EMEA	15,884	17,195	20,521	18,896	72,496	23,703
APAC	5,059	5,693	5,536	5,469	21,757	5,607
	$79,725	$92,854	$98,943	$90,282	$361,804	$91,269

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue	$648	$(531)	$936	$316	$1,369	$(1,591)
Costs and expenses	176	(673)	211	(227)	(513)	(1,966)
Operating income	472	142	725	543	1,882	375
Foreign currency gains (losses) in other income	(564)	(577)	(331)	519	(953)	131
	$(92)	$(435)	$394	$1,062	$929	$506

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Operating income	$185	$307	$261	$302	$1,055	$785
Foreign currency gains (losses) in other income	164	41	284	1,283	1,772	15
Total impact of changes in the Indian Rupee	$349	$348	$545	$1,585	$2,827	$800

4. Other income includes the following components (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Interest income	$1,414	$1,503	$1,636	$1,476	$6,029	$1,101
Foreign currency gains (losses)	(564)	(577)	(331)	519	(953)	130
Other non-operating income (expense)	146	(12)	7	1	142	106
Total other income (loss)	$996	$914	$1,312	$1,996	$5,218	$1,337

5. Capital expenditures are as follows (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Capital expenditures	$2,321	$2,217	$1,009	$3,128	$8,675	$891

6. Stock Repurchase Activity (in thousands):

	2024					2025
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Shares purchased under publicly-announced buy-back program	294	343	194	156	987	539
Shares withheld for taxes due upon vesting of restricted stock	165	3	8	2	178	179
Total shares purchased	459	346	202	158	1,165	718

Total cash paid for shares purchased under publicly-announced buy-back program	$73,411	$74,999	$49,687	$43,539	$241,636	$100,000
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	40,423	713	1,917	569	43,622	36,447
Total cash paid for excise tax	-	-	-	1,108	1,108	-
Total cash paid for shares repurchased	$113,834	$75,712	$51,604	$45,216	$286,366	$136,447

7. Remaining Performance Obligations

We disclose revenue that we expect to recognize from our remaining performance obligations ("RPO"). Over 98% of our RPO represents cloud native subscriptions with non-cancelable terms greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year and not included in the RPO. Our RPO as of the end of each period appears below (in thousands):

	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Remaining Performance Obligations	$1,516,430	$1,601,531	$1,686,421	$1,780,400	$1,891,384